Exhibit 10.76

SECOND AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

@VENTURES PARTNERS III, LLC

THIS SECOND AMENDMENT, effective as of the 31st day of December, 2000, to the Limited Liability Company Agreement dated as of June 30, 1999 (as amended to date, the “Agreement”), of @Ventures Partners III, LLC, a Delaware limited liability company (the “LLC”), is by and among the persons named as Members on Schedule A to the Agreement. Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby amend the Agreement as follows.

1. Treatment of Mr. Garlinghouse in Respect of Event of Termination. Effective as of the date hereof, Mr. Garlinghouse’s relationship with all Employers has terminated, and such termination constitutes an Event of Forfeiture. The Members and Mr. Garlinghouse agree that, notwithstanding any provision of the Agreement to the contrary, (i) such Event of Forfeiture shall not constitute a Clause Z Event, and (ii) Mr. Garlinghouse’s Vested Percentage shall equal 40%. Therefore, effective as of the date hereof, (a) Mr. Garlinghouse’s Percentage Interest has been reduced to zero; (b) Mr. Garlinghouse’s Investment Percentage Interest in each Investment in which he participates has been reduced in accordance with Section 3.04(b)(ii) of the Agreement and the Investment Percentage Interest of the other Members participating in such Investments shall be increased to the extent and in the manner provided in Section 3.04(b)(ii); and (c) any amount held in any Vesting Escrow for the benefit of Mr. Garlinghouse which is attributable to the portion of his interest which has been forfeited effective as of the date hereof shall be forfeited as provided in Section 3.04(b)(iii). Mr. Garlinghouse shall continue to be subject to all other provisions of the Agreement, including without limitation, Sections 3.01(b)(ii) and (iii), 3.04(b)(iv), 3.04(c) and 6.06(b), and the last sentence in the definition of the term “Event of Forfeiture.”

2. No Other Amendments. In all other respects, the Agreement is hereby ratified and confirmed.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

CAPITAL MEMBER:

CMG @VENTURES CAPITAL CORP.

By	/s/ Andrew J. Hajducky III
Name	Andrew J. Hajducky III
Title	CFO

MANAGING MEMBERS:

/s/ Guy A. Bradley
Guy A. Bradley

/s/ Jonathan Callaghan
Jonathan Callaghan

/s/ Brad Garlinghouse 1/20/01
Brad Garlinghouse

/s/ Andrew J. Hajducky, III
Andrew J. Hajducky, III

/s/ Denise W. Marks
Denise W. Marks

/s/ Peter H. Mills
Peter H. Mills

/s/ David J. Nerrow, Jr.
David J. Nerrow, Jr.

/s/ Marc Poirier
Marc Poirier

/s/ David S. Wetherell
David S. Wetherell